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                                                                   Exhibit 10.14

                             JOINT VENTURE AGREEMENT
                                       OF
                        TABLE MOUNTAIN DEVELOPMENT GROUP

         THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into as of the 1 day of Feb., 1996, by and between American Casino Enterprises, Inc., a Nevada corporation (hereafter "ACES") and Table Mountain Rancheria, a federally recognized Indian tribe (hereafter "Table Mountain"), as Joint-Venturers.

                                    ARTICLE I
                                    Formation

              1.1 Formation. The parties hereto hereby from the Joint Venture in accordance with the terms and conditions of this Agreement.

              1.2 Intent. It is the intent of the Joint-Venturers that the Joint Venture be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Joint Venturer shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

              1.3 Definitions. Capitalized terms as used in this Agreement are defined in Article XII herein.

                                   ARTICLE II
                               General Provisions

              2.1 Name. The name of the Joint Venture shall be "Table Mountain Development Group."

              2.2 Principal Office and Place of Business. The Principal Office and place of business of the Joint Venture shall be located at the Table Mountain Casino, P. O. Box 410, Friant, California 93626, or such other place as the Joint-Venturers from time to time shall agree.

              2.3 Joint Venture Purposes. The purpose of the Joint Venture is to provide consulting and related services to American Indian tribes or tribal entities concerning the planning, development, financing, construction and operation of tribal gaming facilities and other economic development projects. The Joint Venture shall have the power to do any and all acts and things necessary appropriate, proper, advisable, incidental to or convenient for furtherance and accomplishment of such purpose, including, but not limited to the entering into or acquiring of any proprietorships, partnerships, joint ventures, corporations, limited liability companies, or other similar entities or arrangements to engage in any of the foregoing. The Joint Venture may engage in other business only upon the unanimous vote of the Joint-Venturers

              2.4 Term. The term of the Joint Venture shall commence on the date of this Agreement and shall continue until the liquidation and\or winding-up of the Joint Venture in accordance with Section 10.1 of this Agreement.

              2.5 Payment of Individual Obligations. The Joint Venture's credit and assets shall be used solely for the benefit of the Joint Venture, and no asset of the Joint Venture shall be transferred or encumbered for or in payment of any individual obligation of a Joint-Venturer.

              2.6 Title to Property. All real and personal property owned by the Joint Venture shall be owned by the Joint Venture as an entity and no Joint-Venturer shall have any ownership interest in such property in its individual name or right, and each Joint-Venturer's interest in the Joint Venture shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Joint Venture shall hold all of its real and personal property in the name of the Joint Venture and not in the name of any Joint-Venturer.


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                                   ARTICLE III
                              Capital Contributions

              3.1 Capital Contributions. Each Joint-Venturer hereby agrees to contribute a Capital Contribution as described on Exhibit A hereto.

              3.2 Additional Capital Contributions. Additional Capital Contributions shall only be made upon the unanimous consent of the Joint-Venturers.

              3.3 Joint-Venturer Loans.

                     (a) General. A loan to the Joint Venture by a Joint Venturer(a "Joint Venturer Loan") shall only be made upon the unanimous consent of the Joint-Venturers.

                     (b) Terms of Joint-Venturer Loans. Unless the Joint-Venturers otherwise agree, all Joint-Venturer Loans shall bear interest at the Prime Rate plus one and one half percent (1.5%), shall compound semi-annually (as of the last day of each successive six month period occurring thereafter), shall be fully recourse to the Joint Venture and to each Joint-Venturer, shall be repayable in whole or in part without penalty subject to the requirements of Section 3.3(c) below, and shall be an unsecured payment right in favor of the payee which may be transferred only together with a transfer by such payee of its interest as a Joint-Venturer as permitted by this Agreement.

                     (c) Repayment. Unless the Joint-Venturers otherwise agree, all Joint Venturer Loans must be repaid in full out of available funds of the Joint Venture before any distribution may be made to any Joint-Venturer under
Article IV. Joint-Venturer Loans shall be repaid in the same order in which they were made. All payments received with respect to a Joint-Venturer Loan shall be applied first against accrued and unpaid interest thereunder, and then against the outstanding principal balance thereof. If more than one Joint-Venturer joined in the making of a Joint-Venturer Loan, the Joint Venture shall make payments thereunder to the Joint-Venturers in proportion to the amount of principal each advanced.

                                   ARTICLE IV
                                  Distributions

              4.1 Amount and Time of Distributions. Distributions of available cash to the Joint-Venturers and payments on respective Joint-Venturer Loans shall be made only at such times as the Joint-Venturers shall reasonably determine and only in such amounts over and above such reserves as are sufficient to enable the Joint Venture to meet its existing and reasonably anticipated financial obligations.

              4.2 Distributions to Joint-Venturers. After the repayment of all Joint-Venturer Loans, distributions of remaining available cash shall be made to the Joint-Venturers pro rata in accordance with their Participating Percentages, as set forth on Exhibit B hereto. The Participating Percentages of the Joint-Venturers may be changed from time to time, or may vary from transaction to transaction, upon the unanimous consent of the Joint-Venturers. In the event the Participating Percentage of a Joint Venturer is to be increased with respect to a particular transaction, that Joint Venturer shall be required to make a corresponding increase in its Capital Contribution relative to that transaction.

              4.3 Distribution Upon Withdrawal. No withdrawing Joint-Venturer shall be entitled to receive any distribution or the value of such Joint-Venturer's Interest in the Joint Venture as a result of withdrawal from the Joint Venture prior to the liquidation of the Joint Venture, except as specifically provided in this Agreement.

              4.4 Return of Capital. No Joint-Venturer shall be entitled to the


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return of, or interest on, that Joint-Venturer's Capital Contributions except as provided herein.

                                    ARTICLE V
                                   Allocations

              5.1 Economic Allocations of Profit and Loss. Profits and Losses for each Fiscal Year shall be allocated to the Joint-Venturers, pro rata based on their Participating Percentages.

              5.2 Special Tax Allocations.

                     (a) Nonrecourse Deductions. The allocations set forth in
Section 5.1 are intended generally to comply with requirements of Regulations sections 1.704-1(b) and 1.704-2. If the Joint Venture incurs "nonrecourse deductions" or "partner nonrecourse deductions" or if there is any change in the Joint Venture's "minimum gain," as those terms are defined in such Regulations, the allocation of Profits, Losses and items thereof to the Joint-Venturers shall be modified as deemed reasonably necessary or advisable by the Joint-Venturers to comply with such Regulations.

                     (b) Built-in Gain Allocation. If necessary or required under Code section 704(c) or Treasury Regulation section 1.704-1 (b)(2)(iv)(f), the Joint-Venturers shall make special tax allocations in order to account for the variation, if any, between the adjusted tax basis of an asset and its Gross Asset Value. Any elections or decisions relating to the allocations under this
Section 5.2(b) shall be made by the Joint-Venturers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.2(b) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Joint-Venturer's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                   ARTICLE VI
                                   Management

              6.1 General. The Joint-Venturers shall devote such time and effort as is necessary for the management of the Joint Venture in the conduct of its business but shall not be required to devote their full-time efforts to the Joint Venture. Each Joint-Venturer at all times shall keep the other Joint-Venturers fully informed as to all such Joint-Venturers' activities on behalf of the Joint Venture and all material transactions taken on behalf of the Joint Venture and shall disclose to the Joint Venturers such Joint-Venturer's knowledge of the Joint Venture's business and affairs. Except as otherwise specifically provided in this Agreement, (a) each Joint-Venturer shall have a right and voice in the management and operation of the Joint Venture and (b) all material matters relating to the conduct of the business and affairs of the Joint Venture including all decisions, consents, actions and votes required by this Agreement to be made by "the Joint-Venturers" shall be determined by the unanimous consent of the Joint Venturers.

              6.2 Joint-Venturer Authority. Except as specifically provided by this Agreement or pursuant to a writing signed by those Joint-Venturers constituting the requisite vote, no Joint Venturer is authorized and empowered to execute, deliver or perform any material agreements, acts, transactions or matters contemplated in this Agreement on behalf of the Joint Venture as agent for the Joint Venture, notwithstanding any applicable law, rule or regulations.

              6.3 Administrative Joint-Venturer. The Joint-Venturers acknowledge certain day to-day activities and administrative acts may be required to be undertaken or performed. Accordingly, for this purpose, ACES is hereby designated the "Administrative Joint-Venturer" for the Joint Venture, which shall have only the specific powers and authorities granted by this Agreement or by the Joint-Venturers in writing.


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              6.4 Execution of Documents. Each Joint-Venturer shall have the power to execute instruments and documents and otherwise bind the Joint Venture in all matters relating to the business of the Joint Venture which are authorized or approved in accordance with the terms of this Agreement or otherwise by the Joint-Venturers in writing.

              6.5 Banking Resolution. The Joint-Venturers hereby unanimously authorize the Administrative Joint-Venturer to open one or more banking accounts as the Joint-Venturers deem necessary and to enter into any deposit agreements as are required by the financial institution at which such accounts are opened. The deposit agreements shall require that checks drawn on or withdrawals from such Joint Venture accounts shall require a signature by a representative of each Joint Venturer. Funds deposited into such accounts shall be used only for the business of the Joint Venturer.

              6.6 Filing of Documents. The Joint-Venturers shall file or cause to be filed all certificates or documents as the Joint-Venturers may determine to be necessary or appropriate for the formation, continuation, qualification and operation of the Joint Venture.

              6.7 Indemnification and Liability.

                     (a) Joint-Venturer Indemnification. Each Joint-Venturer shall be indemnified, defended and held harmless by each other Joint-Venturer (the "Indemnifying Joint Venturer") from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and costs), judgments, fines, settlements, demands, actions, or suits relating to or arising out of any claim, issue or matter except: (i) in respect of which such Indemnifying Joint Venturer or any of its agents, employees or other representatives (or the Joint Venture as the result of an act or omission of any of the same) has been adjudged liable for fraud, negligence or willful misconduct; or (ii) based upon or relating to a material breach by the Indemnifying Joint-Venturer of any term or provision of this Agreement.

                     (b) Liability. No Joint-Venturer shall be liable, responsible, accountable in damages or otherwise to the Joint Venture or the Joint-Venturers for any act or failure to act in connection with the Joint Venture and its business unless the act or omission is attributed to negligence, willful misconduct or fraud or constitutes a material breach by such Joint-Venturer of any term or provision of this Agreement.

                     (c) Terms of Indemnification. Each indemnity provided for under this Agreement shall be subject to the following provisions:

                           (i)   The indemnity shall cover the costs and
expenses of the indemnitee, including reasonable attorneys' fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

                           (ii)  The indemnitee shall notify the indemnitor of
any claim against the indemnitee covered by the indemnity within 45 days after the indemnitee has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in effecting such settlement.

                           (iii) No indemnity hereunder shall be construed to
limit or diminish the coverage of any Joint-Venturer under any insurance obtained


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by the Joint Venture. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

              6.8 Fiduciary Duties. Each Joint-Venturer acknowledges and agrees that each Joint-Venturer shall be accountable to the Joint Venture and the other Joint-Venturers as a fiduciary, and, unless the Joint-Venturers otherwise agree in writing, each Joint-Venturer shall be bound by a fiduciary duty to the Joint Venture and the other Joint-Venturers to the same extent that applicable law generally imposes such status and duty upon a general partner in a partnership.

              6.9 Compensation of Joint-Venturers. The Joint Venture will not pay fees or other compensation to any Joint-Venturer unless the Joint-Venturers by unanimous vote otherwise agree.

                                   ARTICLE VII
                               The Joint-Venturers

              7.1 Meetings of the Joint-Venturers. Meetings of the Joint-Venturers shall be held upon the call of any Joint-Venturer; provided that at least three days' prior notice shall be given to all Joint-Venturers with respect to any meeting of Joint-Venturers, including an annual meeting of Joint-Venturers; and further provided that any Joint-Venturer may require that such meeting be held by telephone. A waiver of any required notice shall be equivalent to the giving of such notice if such waiver is in writing and signed by the Person entitled to such notice, whether before, at or after the time stated therein. The Joint-Venturers may make use of telephones and other electronic devices to hold meetings, provided that each Joint-Venturer is able to simultaneously participate with the other Joint-Venturers with respect to all discussions and votes of the Joint-Venturers. The Joint Venturers may act without a meeting if the action taken is reduced to writing (either prior to or thereafter) and consented to in writing by the requisite number of Joint-Venturers. Written minutes shall be taken at each meeting of the Joint-Venturers; however, any action taken or matter agreed upon by the Joint-Venturers at the meeting shall be deemed final, whether or not written minutes of the meeting are prepared or finalized.

              7.2 Voting of the Joint-Venturers. All actions, agreements, approvals and consents required in this Agreement to be made by "the Joint-Venturers" shall be effective if approved by the unanimous consent of all Joint Venturers.

              7.3 Other Business Interests of the Joint-Venturers. This Agreement shall not be construed to grant any right, privilege or option to a Joint-Venturer to participate in any manner in any other business, corporation, partnership or investment in which another Joint-Venturer may participate, including those which may be the same as or similar to the Joint Venturers business and in direct competition therewith, and each of the Joint-Venturers expressly waives the doctrine of corporate opportunity (or any analogous doctrine) with respect to any such other business, corporation, partnership or investment of the other Joint-Venturers or their Affiliates.

              7.4 Rights and Obligations of Joint-Venturers. Each Joint-Venturer shall have the right, during ordinary business hours, to inspect and copy, at such Joint-Venturer's expense, the Joint Venture records required to be maintained at the Joint Venture's office as set forth in Section 8.1 hereof.

              7.5 Defaulting Joint-Venturer.

                     (a) Events of Default. The occurrence of any of the following events shall constitute an "Event of Default": (i) attempted dissolution of the Joint Venture by any Joint-Venturer other than pursuant to the provisions contained in this Agreement; (ii) the Withdrawal Event of a Joint-Venturer (not including the death of such Joint-Venturer); or (iii) failure of any Joint-Venturer to perform any obligation, act or acts required of that


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Joint-Venturer by the provisions of this Agreement, or a violation or a breach of any of the other terms or provisions of this Agreement; provided, however, that a Joint-Venturer shall not be deemed to be in default of this Section 7.5(a)(iii) until that Joint-Venturer has failed to cure the default during the 30-day period following the receipt of notice of such default, except that if the default is a nonmonetary default and cannot reasonably and with due diligence and in good faith be cured within the 30-day period, and if the defaulting Joint-Venturer immediately commences and proceeds to complete the cure of such default with due diligence and in good faith, the 30-day period with respect to such default shall be extended to include such additional period of time as may be reasonably necessary to cure such default, not to exceed 180 days.

                     (b) Effect of Default. Notwithstanding anything in this Agreement to the contrary, on the date that a Joint-Venturer is determined by a court of competent jurisdiction to be a Defaulting Joint-Venturer, that Joint-Venturer shall not have any voting rights with respect to any matters set forth in this Agreement, including but not limited to all approval rights set forth in Article VI and Article VII.

                     (c) Remedies on Default. Upon the occurrence of an Event of Default by a Joint-Venturer, the Joint Venture and the non-Defaulting Joint-Venturers shall have all rights and remedies available at law and in equity and may institute legal proceedings as authorized herein against the Defaulting Joint-Venturer with respect to any damages or losses incurred by the Joint Venture or by any Non-Defaulting Joint-Venturers. The Joint Venture shall be entitled to reasonable attorneys' fees and expenses incurred in connection with the collection of such amounts, together with interest thereon.

                     (d) Jurisdiction. Upon the occurrence of an Event of Default, the non Defaulting Joint-Venturers may seek appropriate relief in a United States District Court, unless the parties jointly agree to an alternative forum, for the breach of the Agreement by the Defaulting Joint Venturer. In the event that the United States District Court determines that it cannot exercise jurisdiction over such a claim, then and only then may the parties seek relief in the appropriate California state court.

                     (e) Limited Waiver of Sovereign Immunity. Table Mountain hereby waives its sovereign immunity from suit solely for purposes of enforcement of the terms of this Agreement. This waiver is a limited waiver of immunity, and any damages which may arise as a result of Table Mountain's or its officially recognized representatives' action shall be limited exclusively to Table Mountain's interest in the Joint Venture or its interest in revenues derived from the operation of the Joint Venture.

                           This limited waiver of sovereign immunity is granted
solely for purposes of implementing this Agreement and shall be regarded as a limited waiver of sovereign immunity in any subsequent court proceeding commenced for purposes of enforcing the terms of this Agreement. Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this Agreement or as a waiver with respect to any such third person or entity. Table Mountain's limited waiver of its sovereign immunity hereunder extends only to a direct action by the non-Defaulting Joint-Venturers for money damages, specific performance, injunctive relief, and/or declaratory relief for Table Mountain's default under this Agreement.

                                  ARTICLE VIII
                     Books, Records, Reports and Accounting

              8.1 Records. The Joint-Venturers shall keep or cause to be kept at the office of the Joint Venture the following: (a) a current list of the full name and last known business, residence or mailing address of each Joint-Venturer; (b) copies of all written Joint Venture agreements and all amendments to the agreements, including any prior written Joint Venture


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agreements no longer in effect; (c) copies of the Joint Venturers federal, state and local income tax returns and reports, if any, for the three most recent years; (d) copies of any prepared financial statements of the Joint Venture for the three most recent years; (e) minutes of every meeting of Joint-Venturers as well as any written consents of Joint-Venturers or actions taken by Joint-Venturers without a meeting and (f) all records relating to the financial affairs of the Joint Venture. Any such records maintained by the Joint Venture may be kept on or be in the form of any information storage device, provided that the records so kept are convertible into legible written form within a reasonable period of time.

              8.2 Fiscal Year and Accounting. The Fiscal Year of the Joint Venture shall be August 1 through July 31. All decisions as to other accounting matters, except as specifically provided to the contrary herein, shall be made by the Joint-Venturers.

              8.3 Preparation of Tax Returns. The Joint-Venturers shall arrange for the preparation and timely filing of all returns of the Joint Venture for federal and state income tax purposes and shall cause to be furnished to the Joint-Venturers the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items, for federal income tax purposes, shall be on that method of accounting as the Joint-Venturers shall determine.

              8.4 Tax Elections. The Joint-Venturers made in their discretion determine whether to make any available elections pursuant to the Code.

              8.5 Tax Controversies. Subject to the provisions hereof, ACES is designated Tax Matters Joint-Venturer and shall be authorized and required to represent the Joint Venture (at the Joint Venture's expense) in connection with all examinations of the Joint Venture's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Joint Venture funds for professional services and costs associated therewith. The Joint-Venturers agree to cooperate with the Tax Matters Joint-Venturer and to do or refrain from doing any or all things reasonably required by the Tax Matters Joint-Venturer to conduct those proceedings. The Tax Matters Joint Venturer agrees to promptly notify the Joint-Venturers upon the receipt of any correspondence from any federal, state or local tax authorities relating to any examination of the Joint Venture's affairs.

                                   ARTICLE IX
                             Transfers, Withdrawals

              9.1 Transfers.

                    (a) Restriction. A Joint-Venturer shall not make any Transfer of all or any portion of its Interest including, without limitation, a Transfer of a right to Profits, Losses or distributions to a Transferee who does not become a substituted Joint-Venturer of the Joint Venture. Any Transfers made in violation of this Agreement shall be an Event of Default of the Transferring Joint-Venturer and such Transfer shall be void.

                    (b) Requirements for Transferee Becoming a Substituted Joint-Venturer. No Transferee shall become a substituted Joint-Venturer in the Joint Venture unless and until the following conditions are satisfied: (i) by affirmative vote all Joint-Venturers shall have consented to the Transferee becoming a Joint-Venturer hereof; (ii) the Transferee shall agree to any and all of the obligations under this Agreement with respect to the Interest to which the Transfer relates; (iii) all expenses of the Joint Venture required in connection with the Transfer shall have been paid by or for the account of the Transferee; and (iv) all agreements, minutes, written consents, and other necessary documents and instruments shall have been executed and filed and all other acts shall have been performed which are necessary to make the Transferee a substitute


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Joint-Venturer of the Joint Venture.

              9.2 Notice. Within 30 days of the Withdrawal Event of a Joint-Venturer, that Joint-Venturer (or its successor) shall be required to give notice to the other Joint-Venturers of such event (the "Withdrawal Notice").

              9.3 Withdrawal of a Joint-Venturer. A Joint-Venturer shall not have the right to withdraw from the Joint Venture. Upon the Withdrawal Event of a Joint-Venturer ("Withdrawn Joint Venturer"), that Joint-Venturer shall not be entitled to receive the value of its Interest; rather, the other Joint-Venturer shall have the right to admit a new Joint-Venturer and continue the Joint Venture, and the Withdrawn Joint-Venturer (or its successor-in-interest) shall be treated as an assignee of its Interest and shall have no Joint-Venturer rights except the right to continue to receive distributions pursuant to Articles IV and X hereof to the extent the Joint Venture is continued; provided, however, if the withdrawal is an Event of Default under Section 7.5(a)(ii) any damages incurred by the Joint Venture or the other Joint-Venturers as a result of a Withdrawal Event of a Joint Venturer shall be offset against any amounts distributable by the Joint Venture to the Withdrawn Joint-Venturer. If any Withdrawal Event occurs with respect to a Joint-Venturer, the Participating Percentage relating to the Interest of the Withdrawn Joint-Venturer shall thereafter remain unchanged except that it shall be decreased, pro rata based on the Participating Percentages of all of the Joint Venturers, if any new Joint-Venturers are admitted to the Joint Venture.

                                    ARTICLE X
                           Liquidation and Winding Up

               10.1 Dissolution. The Joint Venture shall dissolve, and its affairs shall be wound up, only upon the earlier of:

                                    (a) the agreement of the Joint-Venturers;

                                    (b) the death of an individual
                                        Joint-Venturer;

                                    (c) the Bankruptcy of a Joint-Venturer or
                                        the Joint Venture;

                    (d) the occurrence of any event which makes it unlawful for the business of the Joint Venture to be carried on or for the Joint-Venturers to carry on that business in Joint Venture; or

                    (e) the occurrence or any other event, not specifically set forth in this Section 10.1 which causes the dissolution of the Joint Venture under applicable law, except a transfer of an Interest to which all other Joint-Venturers have consented;

              10.2 Liquidation. Upon dissolution of the Joint Venture, the business and affairs of the Joint Venture shall be wound up, and the Joint Venture shall be liquidated as rapidly as business circumstances permit. The Joint-Venturers shall appoint the liquidating trustee(s), and the assets of the Joint Venture shall be liquidated and the proceeds thereof shall be paid (to the extent permitted by applicable law) in the following order:

                     (a) First, to creditors, including Joint-Venturers that are creditors, in the order of priority as required by applicable law;

                     (b) Second, to a reserve for contingent liabilities to be distributed at the time and in the manner as the liquidating trustee determines in its discretion; and

                     (c) Thereafter, to the Joint-Venturers, as provided in
Section 4.2, above.


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If the Joint-Venturers determine that an immediate sale of the Joint Venture's assets and liquidation of the Joint Venture would cause undue losses to the Joint-Venturers, they may defer liquidation of any assets, other than those assets necessary to satisfy current obligations, for a reasonable time, or may distribute such assets in kind according to the order and priority set forth in this section. Any assets distributed in kind shall be valued and treated as though the assets were sold and the cash proceeds were distributed.

              10.3 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Joint Venture and the liquidation of its assets pursuant to Section 10.3 hereof in order to minimize any Inc___s otherwise related to that winding up.

              10.4 Deficit Capital Account. Upon the dissolution of the Joint Venture, all Joint Venturers shall be required to contribute to the Joint Venture an amount equal to the deficit balance, if any, in the respective Capital Accounts after taking into account all investments to the Capital Accounts for the Fiscal Year. No creditor of the Joint Venture shall be entitled to rely upon this Section 10.4 as a third party beneficiary.

                                   ARTICLE XI
                                  Miscellaneous

              11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States.

              11.2 Notices. All notices, consents, approvals, reports, designations, requests, waivers and other communications (collectively "Notices") authorized or required to be given pursuant to this Agreement shall be in writing and either (a) personally served on the Joint-Venturer to whom it is given, (b) mailed by registered or certified mail, postage prepaid, or (c) sent by facsimile (and also mailed by registered or certified mail within 24 hours thereafter), addressed to the addresses set forth on the signature page hereto. All Notices shall be deemed given when delivered or, if mailed by government mail, on the third day after the day of mailing, and if sent by facsimile, 24 hours after the time of dispatch. Any Joint-Venturer may change its address for the receipt of Notices at any time by giving written notice thereof to the other Joint-Venturers in accordance with the terms of this
Section 11.2. The inability to deliver notice because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall not defeat the giving of such notice. Any notice to be given by any party herein may be given by counsel for such party. Notwithstanding the requirement as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Joint-Venturers at specified times may instead be sent by first-class mail.

              11.3 Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

              11.4 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Joint-Venturers and their respective successors and, where permitted, assigns.

              11.5 Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

              11.6 Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the appropriate Person(s) may require.

              11.7 No Third Party Rights. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

              11.8 Time is of Essence. Time is of the essence in the performance of each and every obligation herein imposed.

              11.9 Further Assurances. The parties hereto shall execute all further instruments and perform all acts which are or may become necessary to effectuate and to carry out the ___ttels contemplated by this Agreement.

              11.10 Estoppel Certificates. The Joint-Venturers hereby agree that, at the request of any Joint-Venturer, they will each execute and deliver an estoppel certificate stating, to the extent true, that this Agreement is in full force and effect and that to the best of such Joint-Venturer's knowledge and belief there are no defaults by any Joint-Venturer or that certain defaults exist, as the case may be, under this Agreement.

              11.11 Schedules Included in Exhibits; Incorporation by Reference. Any reference to an Exhibit to this Agreement contained herein shall be deemed to include any Schedules to such Exhibit. Each of the Exhibits referred to in this Agreement, and each Schedule to such Exhibits, is hereby incorporated by reference in this Agreement as if such Schedules and Exhibits were set out in full in the text of this Agreement.

              11.12 Amendments. This Agreement may not be amended except by unanimous written agreement of all of the Joint-Venturers.

              11.13 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Joint Venture.

              11.14 Entire Agreement. This Agreement and the Exhibits hereto contain all of the agreements between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

                                   ARTICLE XII
                                   Definitions

              The following terms used in this Agreement shall have the meanings described below:

              "Affiliate" means a Person who, with respect to any other Person:
(a) directly or indirectly controls, is controlled by or is under common control with such other Person; (b) owns or controls 10 percent or more of the outstanding voting securities of such other Person; (c) is an officer, director, partner or member of such other Person; or (d) if such other Person is an officer, director, partner, manager, trustee, or member of any Person for which such other Person acts in any such capacity.

              "Agreement" means this joint venture agreement as it may be amended from time to time, complete with all exhibits and schedules hereto.

              "Bankruptcy" means, with respect to a Person, the happening of any of the following:

                     (a) the making by such Person of a general assignment for the benefit of creditors;

                     (b) the filing by such Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

                     (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Person to be bankrupt or insolvent;

                     (d) the filing by such Person of a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                     (e) the filing by such Person of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the Person in any bankruptcy proceeding;

                     (f) the filing by such Person of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the Person's properties;

                     (g) the commencement against such Person of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

                     (h) the appointment without the consent or acquiescence of such Person of a liquidating trustee, receiver or other liquidator of all or any substantial part of such Person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

              "Capital Account" shall mean the accounting record of each Joint-Venturer's capital interest in the Joint Venture. There shall be credited to each Joint-Venturer's Capital Account (a) the amount of any contribution of cash by that Joint-Venturer, (b) the Gross Asset Value of property contributed by that Joint-Venturer, (c) that Joint-Venturer's allocable share of Profits and any items in the nature of income or gain that are specially allocated to that Joint-Venturer, and (d) the amount of any Joint Venture liabilities that the Joint-Venturer assumes, or takes subject to, under Code section 752. There shall be debited against each Joint-Venturer's Capital Account (i) the amount of all distributions of cash to that Joint-Venturer unless a distribution to the Joint-Venturer is a loan or is deemed a payment under Code section 707(c), (ii) the Gross Asset Value of property distributed to that Joint-Venturer by the Joint Venture, (iii) that Joint-Venturer's allocable share of Losses and any items in the nature of losses or expenses that are specially allocated to that Joint-Venturer, and (iv) the amount of any liabilities of that Joint-Venturer that the Joint Venture assumes, or takes subject to, under Code section 752. The permitted transferee of all or a portion of an Interest shall succeed to that portion of the transferor Joint-Venturer's Capital Account that is allocable to the portion of the Interest transferred. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Treasury Regulation sections. In the event the Joint-Venturers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Joint Venture or the Joint-Venturers), are computed in order to comply with that Treasury Regulation, the Joint-Venturers may make such modification. The Joint Venturers shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation sections 1.704-l(b) and 1.704-2.

              "Capital Contribution" means, with respect to any Joint-Venturer, an amount of money contributed by that Joint-Venturer to the Joint Venture and, if property other than money is contributed, the Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Joint Venture.

              "Code" shall mean the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

              "Defaulting Joint-Venturer" means a Joint-Venturer that has committed an Event of Default as described in Section 7.5 hereof.

              "Event of Default" shall have the meaning set forth in Section 7.5(a) hereof.

              "Fiscal Year" means the year on which the accounting and federal income tax records of the Joint Venture are kept.

              "Gross Asset Value" shall mean with respect to any Joint Venture asset, the asset's adjusted federal income tax basis (as determined in Code section 1011) except that (a) with respect to any asset contributed by a Joint-Venturer to the Joint Venture, its Gross Asset Value shall be the gross fair market value of that asset and (b) the Gross Asset Value of all Joint Venture assets shall be adjusted to their respective gross fair market values upon the acquisition of an additional interest in the Joint Venture by a new or existing Joint-Venturer, upon the distribution in full or partial liquidation of an Interest, or upon the liquidation of the Joint Venture. For purposes of determining the continuing Gross Asset Value of an asset, all depreciation, amortization and cost recovery deductions with respect to each asset shall be based on the Gross Asset Value of that asset and shall further adjust the Gross Asset Value of that asset.

              "Interest" means the interest of a Joint-Venturer in the Joint Venture representing such Joint-Venturer's rights, powers and privileges as specified in this Agreement.

              "Participating Percentage" means the percentage interest of each Joint-Venturer as described on Exhibit B hereto.

              "Joint-Venturer" means any Person that executes this Agreement as a Joint-Venturer and any other Person admitted to the Joint Venture as an additional or substituted Joint Venturer, that has not made a disposition of such Person's entire Interest.

              "Joint Venture" means the joint venture formed pursuant to this Agreement, as such joint venture may from time to time be constituted.

              "Person" means an individual, firm, corporation, partnership, limited liability company, association, estate, trust, pension or profit-sharing plan, Indian tribe or any other entity.

              "Policy" shall have the meaning set forth in Section 3.1 hereof.

              "Prime Rate" means the "prime rate" published in the "Money Rates" or equivalent section of the Western Edition of The Wall Street Journal, provided that if a "prime rate" range is published by The Wall Street Journal, then the highest rate of that range will be used, or if The Wall Street Journal ceases publishing a prime rate or a prime rate range, then the Joint-Venturers will select a prime rate, a prime rate range or another substitute interest rate index that is based upon comparable information.

              "Principal Office" means the office of the Joint Venture at which the records of the Joint Venture are kept.

              "Transfer" means to sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any Person other than the Joint Venture.

              "Transferee" means a Person to whom a Transfer is made.

              "Treasury Regulations" shall mean pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as "Treasury Regulations" by the United States Department of the Treasury.

              "Withdrawal Event" shall mean the following: (a) the death of a Joint-Venturer; (b) the Bankruptcy of a Joint-Venturer; or (c) the withdrawal of a Joint-Venturer from the Joint Venture without the unanimous consent of the remaining Joint-Venturers.

              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

TABLE MOUNTAIN RANCHERIA                       AMERICAN CASINO ENTERPRISES, INC.

By:  /s/ Vern Castro                           By:  /s/ Ronald J. Tassinari
   -----------------------------                  ------------------------------
      Vern Castro, Chairman                    Ronald J. Tassinari, President
      Table Mountain Rancheria                 American Casino Enterprises, Inc.
      P.O. Box 410                             6243 Industrial Road
      Friant, CA  93626                        Las Vegas, NV  89118

                        Table Mountain Development Group

                                    Exhibit A
                  Capital Contributions of each Joint-Venturer

JOINT-VENTURERS:                      DATE:                        CONTRIBUTIONS



                        Table Mountain Development Group

                                    Exhibit B

                         Participating Percentages As of
                                  Feb. 1, 1996



American Casino Enterprises, Inc.                                            80%

Table Mountain Rancheria                                                     20%